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                                                                   EXHIBIT 10.10


                         FAUSETT CANCELLATION AGREEMENT


This agreement is between Atlas Mining Company ("Atlas") and Fausett International, Inc. and the estate of Cliford Lovon Fausett (collectively referred to as "Fausett") and is entered into by both parties for the purpose of canceling the Equipment Purchase Agreement between Atlas and Fausett dated August 22, 1997, and subsequent Promissory Note dated September 30, 1997, ("Agreement")

RECITALS:
Lovon Fausett herein asserts that he is the president of Fausett International, Inc. and is the executor of the estate of Clifford Lovon Fausett, and as such has the authority to sign on behalf of Fausett

William Jacobson is the President of Atlas Mining Company and has the authority to sign on behalf of Atlas.

Whereas both Fausett and Atlas desire to cancel the Agreement and to return each party to the status that existed prior to August 22, 1997;

And Whereas, both Fausett and Atlas understand that the assets listed in the Agreement may or may not be in the same condition today as in 1997 both in terms of quantity and working condition;

And Whereas both Fausett and Atlas recognize that the payments made on this equipment are not refundable;

WITNESSETH:
Now, therefore, in consideration of the mutual covenants and promises herein contained and for the good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties do hereby mutually agree as follows:

That the remaining equipment and inventory, the subject of the Agreement dated August 22, 1997, shall be returned to Fausett, a copy of the equipment and inventory is attached hereto as exhibit A. Atlas is hereby forgiven and relieved of any and all obligations under the Agreement, and the same is hereby cancelled and held for naught.

Atlas shall execute a promissory note in the amount of $53,500.00 as and for unpaid rents, consulting and other funds loaned to Atlas by Fausett. Said loan will be repaid from the proceeds of the offering currently in application with the Securities and Exchange Commission.

This agreement shall be binding upon and inure to the benefit and be enforceable against the parties hereto and their respective successors and assigns, and shall in all respects be governed, enforced and interpreted in accordance with the laws of the State of Idaho.

Effective this 5th day of February, 2002.

For Atlas Mining Company                For Fausett International, Inc.

By: /s/ William Jacobson                By: /s/ Lovon Fausett, its President
    --------------------                   -----------------------
its President
                                        For the Estate of Clifford Lovon Fausett

                                        By: /s/ Lovon Fausett
                                            ----------------------
                                        Personal Representative



                                    PROMISSORY NOTE

         FOR Value received the undersigned promise to pay to the order of Fausett Internaitonal, Inc. and its assigns, the sum of ***** Fifty-three thousand Five hundred and no/100 Dollars***** ($53,500.00) ***** with interest from this date at the rate of 7% per annum.

         The above sum is for the following debts owed to Fausett International, Inc. and or Clifford Lovon Fausett.

                  $18,500 for past rents
                  $15,000 for loan to Atlas Mining Company
                  $20,000 for Consulting fees

         Interest will be paid monthly and continue each month thereafter until maturity of this note.

         The principal balance is due ninety days (90) days from today's date. All payments will be applied first to interest and then to principal. Extensions or renewals herein may be allowed with consent of both parties. Should the debtor acquire funding through the Securities and Exchange offering currently in registration then the proceeds then will be used to pay this note.

         This note can be prepaid at any time during the course of this note, without repayment penalty to the maker.

         In the event of any default in payments due on this note, or upon the breach of any terms, covenants, representations, warranty or conditions related to this note or other agreements between the parties, then, at the option of the holder hereof, the entire unpaid principal balance of this note, along with accrued interest, shall become immediately due and payable with notice. Should the holder thereafter take action to collect the amounts payable under this note, maker will pay any outstanding balances and reasonable attorney fees incurred in such collection.

Signed this 5th day of February, 2001.


Atlas Mining Company
P. O. Box 968
1221 W. Yellowstone Ave.
Osburn, ID 83849

By /s/ William Jacobson
  ----------------------------------

its President
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